UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) October 20, 2010

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road NE, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 2.01. Completion of Acquisition or Disposition of Assets.

Sale of PGiSend Business

     On October 21, 2010, we announced the completion of the sale of our PGiSend advanced messaging business to EasyLink Services International Corporation for an aggregate purchase price of $105.0 million, subject to downward or a capped upward adjustment to the extent net working capital is less than or greater than $6.4 million. To effect the PGiSend sale, we entered into a securities and asset purchase agreement whereby EasyLink purchased all of the issued and outstanding equity interests in Xpedite Systems, LLC and in Premiere Global Services (UK) Limited and certain assets from Premiere Conferencing (Canada) Limited.

     The foregoing description of the securities and asset purchase agreement is qualified in its entirety by its full text, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

     We intend to use a portion of the proceeds from the sale of our PGiSend business to repay certain borrowings under our credit facility, including retiring our $50.0 million Term A loan, and to pay certain transaction fees and closing costs.

     We issued a press release announcing the sale on October 21, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 1 to Credit Agreement

     Also on October 21, 2010, we entered into an amendment to our credit agreement in connection with the PGiSend sale that provides for an amendment to the definition of “Consolidated EBITDA,” which provides us relief for certain items related to the PGiSend sale. In addition, we received consent from the lenders in our credit facility for the PGiSend sale.

     The foregoing description of the credit agreement amendment is qualified in its entirety by its full text, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On October 20, 2010, our Board of Directors approved amending and restating our second and amended and restated bylaws, as amended, effective as of such date. These third amended and restated bylaws incorporate amendments no. 1 and no. 2 to our bylaws and, in addition to certain immaterial and administrative amendments, make the following changes:

  Section 2.1 (Place of Meetings): The amendment clarifies that our board of directors designates the location of shareholder meetings.

  Section 2.3(b) (Special Meetings) and 2.13 (Matters Considered at Annual Meetings): The amendments modernize our existing shareholder proposal advance notice requirements to require, among other things, more specific information from the proponent regarding the proposed business and background of the proposal, including information about securities and derivatives holdings.

  Section 3.8 (Certain Nomination Requirements): The amendment modernizes the advance notice requirements with regard to director nominations by shareholders to require, among other things, more specific information regarding the shareholder making the nomination and the director nominee, including information about securities and derivatives holdings.

  Section 4.1 (Regular Meetings): The amendment deletes the statement that a regular meeting of the board of directors be held in conjunction with each annual meeting of shareholders, which is no longer required by Georgia law.

  Article 5 (Officers): The amendments reflect our current complement of senior officers.

  Section 7.1 (Share Certificates): The amendment clarifies that the shares of our company may also be in uncertificated form.

     The foregoing description of our third amended and restated bylaws is a brief summary of the amendments to our bylaws and is qualified in its entirety by reference to the full text of the bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1

Securities and Asset Purchase Agreement among Premiere Global Services, Inc., Xpedite Systems Holdings (UK) Limited, Premiere Conferencing (Canada) Limited, Xpedite Systems, LLC and EasyLink Services International Corporation dated October 21, 2010.

3.1	Third Amended and Restated Bylaws of Premiere Global Services, Inc. adopted as of October 20, 2010.

10.1

Amendment No. 1 to that certain Credit Agreement, dated May 10, 2010, among American Teleconferencing Services, Ltd., as Borrower, Premiere Global Services, Inc. and Certain Subsidiaries and Affiliates of the Borrower, as Guarantors, the Lenders Party hereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A. and RBS Citizens, National Association, as Co-Syndication Agents, and Wells Fargo Bank, National Association, as Documentation Agent.

99.1	Press Release dated October 21, 2010.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: October 21, 2010	By: /s/ Scott Askins Leonard
Senior Vice President – Legal, General
Counsel and Secretary

EXHIBIT INDEX

2.1

Securities and Asset Purchase Agreement among Premiere Global Services, Inc., Xpedite Systems Holdings (UK) Limited, Premiere Conferencing (Canada) Limited, Xpedite Systems, LLC and EasyLink Services International Corporation dated October 21, 2010.

3.1	Third Amended and Restated Bylaws of Premiere Global Services, Inc. adopted as of October 20, 2010.

10.1

Amendment No. 1 to that certain Amendment No. 1 to that certain Credit Agreement, dated May 10, 2010, among American Teleconferencing Services, Ltd., as Borrower, Premiere Global Services, Inc. and Certain Subsidiaries and Affiliates of the Borrower, as Guarantors, the Lenders Party hereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A. and RBS Citizens, National Association, as Co-Syndication Agents, and Wells Fargo Bank, National Association, as Documentation Agent.

99.1	Press Release dated October 21, 2010.